                                                               Exhibit 99.1

Immediately

Scarlett Lee Foster  (314-694-2883) scarlett.l.foster@monsanto.com


MONSANTO REPORTS THIRD-QUARTER EARNINGS


     ST. LOUIS, Oct. 15, 1998 - Monsanto Company reported an aftertax loss from continuing operations of $100 million, or a loss of 17 cents per share on a diluted basis, on sales of $2 billion in the third quarter of 1998. Third-quarter results included a one-time charge totaling $187 million aftertax for acquired in-process research and development (R&D) associated with the acquisitions of Plant Breeding International Cambridge and First Line Seeds. If that charge was excluded, the aftertax income from continuing operations would have been $87 million, or 13 cents per share on a diluted basis.

     In comparison, the aftertax loss from continuing operations in the same period in 1997 was $167 million, or a loss of 28 cents per share on a diluted basis, on sales of $1.7 billion. Results in the third quarter of 1997 included a one-time write-off of $270 million aftertax for acquired in-process R&D associated with the acquisition of Holden's Foundation Seeds. If that charge was excluded, aftertax income from continuing operations would have been $103 million, or 17 cents per share on a diluted basis.

     "With the major acquisitions we've announced in recent months, and as our new products move toward the marketplace, we're focused on getting strong financial results from our core businesses to fund our growth; rigorously prioritizing among our businesses and growth programs to improve near-term income and generate additional cash; developing and launching our new products around the world; and integrating our seed businesses and accelerating their contribution to our growth and profitability," said Robert B. Shapiro, Monsanto chairman and chief executive officer.

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     In the third quarter, growth spending rose approximately $180 million, or more than 50 percent, compared with growth spending in the third quarter of 1997. Growth spending in the first nine months of the year rose $530 million from growth spending in the same period last year, for an increase of approximately 60 percent. Most technology, infrastructure expansion and acquisition-related costs are included in growth spending.

     Sales for the agricultural business rose 18 percent for the quarter. Volumes for Roundup herbicide in the quarter continued above the trend-line growth of 20 percent annually. Operating income primarily was affected by the in-process R&D charge, amortization for prior acquisitions, and higher spending on biotechnology and genomics research. In addition, expected seasonal fluctuations of the seed businesses also lowered operating income.

     Pharmaceutical sales and operating income rose substantially. Increased sales in the quarter for Daypro and Arthrotec arthritis treatments continued to bolster Searle as the leading supplier of prescription arthritis treatments in the United States. R&D spending increased significantly in the quarter as Searle continues to develop and prepare to launch its new product pipeline.

     Sales and operating income included $140 million in milestone payments from Pfizer Inc. as part of the partnering agreement between Searle and Pfizer for the development and launch of Searle's celecoxib, a proposed member of a new class of drugs known as specific COX-2 inhibitors. This agent is under priority review by the U.S. Food and Drug Administration for acute or chronic use in the treatment of the signs and symptoms of osteoarthritis and rheumatoid arthritis and for the management of pain. Searle has recently changed the proposed brand name for this drug from Celebra to Celebrex, at the FDA's request. The FDA believed, and Searle shared the concern, that the trade name Celebra could potentially be confused with an anti-depressant on the market, called Celexa. The name Celebrex also has been filed by Searle in 115 countries worldwide.

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                                  - 3 -

     Sales and operating income for the nutrition and consumer sector in the third quarter increased modestly. Sales of tabletop sweeteners were up, but sales of NutraSweet brand sweetener were down, as expected, because of higher shipments in the second quarter. Sales and operating income for the sector also included $32 million in payments as part of the agency agreement with The Scotts Company to market Roundup herbicide for lawn and garden uses.

                                  -oOo-

Notes to editors: Roundup, Arthrotec, Daypro and NutraSweet are trademarks or service marks owned or licensed by Monsanto Company and its subsidiaries.

In-process R&D is an accounting treatment that values and immediately writes off research that was under way at the time of the acquisition but that has not yet resulted in commercial products.

Certain statements made in this press release, including those relating to future performance, are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties which may cause results to differ significantly from those set forth in those statements. Among other things, these forward-looking statements are based on current expectations, but actual results may differ materially from anticipated future events or results. Factors that could cause actual results to differ materially from those anticipated include the economic, competitive, governmental, technological, financial and other factors identified in Monsanto's filings with the Securities and Exchange Commission, and the ability to integrate acquisitions.

     EVA and Economic Value Added are trademarks of Stern Stewart & Co.
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                                      - 4 -

                       Monsanto Company and Subsidiaries

                       Statement of Consolidated Income
                    (Dollars in millions, except per share)
                                UNAUDITED

                                  Three Months Ended    Nine Months Ended
                                       September  30,        September  30,
                                  -------------------   -------------------
                                    1998       1997       1998       1997
                                  --------   --------   --------   --------
Net Sales                         $ 1,986    $ 1,724    $ 6,500    $ 5,694
Costs and Expenses:
Cost of Goods Sold                    768        685      2,622      2,342
Selling, General and
       Administrative Expenses        585        512      1,746      1,466
Technological Expenses                359        264        967        718
Acquired In-Process Research
      and Development                 189        436        189        609
Amortization of Intangible Assets      64         43        206        114
Restructuring Expense (Income)                              (35)
                                  --------   --------   --------   --------
Operating Income  (Loss)               21       (216)       805        445
Interest Expense                      (72)       (42)      (214)      (111)
Interest Income                        17         13         39         36
Other Income (Expense)  -  Net        (29)       (28)       (27)        (1)
                                  --------   --------   --------   --------
Income (Loss) from Continuing
      Operations Before Taxes         (63)      (273)       603        369
Income Taxes                           37       (106)       250         80
                                  --------   --------   --------   --------
Income (Loss) from Continuing
      Operations                     (100)      (167)       353        289
Income from Discontinued
      Operations                                  34                   176
                                  --------   --------   --------   --------
Net Income (Loss)                 $  (100)   $  (133)   $   353    $   465
                                  --------   --------   --------   --------

Basic Earnings (Loss) Per Share
    Continuing Operations         $ (0.17)   $ (0.29)   $  0.59    $  0.49
    Discontinued Operations                     0.06                  0.30
                                  --------   --------   --------   --------
         Total                    $ (0.17)   $ (0.23)   $  0.59    $  0.79
                                  --------   --------   --------   --------

Diluted Earnings (Loss) Per Share
    Continuing Operations         $ (0.17)   $ (0.28)   $  0.56    $  0.47
    Discontinued Operations                     0.05                  0.29
                                  --------   --------   --------   --------
         Total                    $ (0.17)   $ (0.23)   $  0.56    $  0.76
                                  --------   --------   --------   --------

Weighted Average Number of Common
 Shares  (in millions)                                    600.4      588.7
                                                        --------   --------

Weighted  Average Number of
   Common and Common Equivalent
   Shares (in millions)                                   626.9      609.6
                                                        --------   --------

Economic Value Added (in millions) $   (2)    $  (39)    $  266     $  291
                                  --------   --------   --------   --------

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
                      Monsanto Company and Subsidiaries
                                 Segment Data
                            (Dollars in millions)
                                   UNAUDITED

                                        Three Months Ended September 30,
                                  -------------------------------------------
                                           1998                  1997
                                  --------------------- ---------------------
                                     Net     Operating     Net     Operating
                                    Sales  Income(Loss)   Sales  Income(Loss)
Segment:                                       <F1>                  <F1>
                                  -------- ------------ -------- ------------
   Agricultural Products          $   794    $  (129)   $   672    $  (295)
   Nutrition & Consumer Products      332         46        342         37
   Pharmaceuticals                    790        133        605         77
   Corporate & Other                   70        (29)       105        (35)
                                  --------   --------   --------   --------
Total                             $ 1,986    $    21    $ 1,724    $  (216)
                                  --------   --------   --------   --------

                                        Nine Months Ended September 30,
                                  -------------------------------------------
                                           1998                  1997
                                  --------------------- ---------------------
                                     Net     Operating     Net     Operating
                                    Sales  Income(Loss)   Sales  Income(Loss)
Segment:                                       <F1>                 <F1>
                                  -------- ------------ -------- ------------
   Agricultural Products          $ 3,169    $   597    $ 2,603    $   268
   Nutrition & Consumer Products    1,162        203      1,148        139
   Pharmaceuticals                  1,903        186      1,633        147
   Corporate & Other                  266       (181)       310       (109)
                                  --------   --------   --------   --------
Total                             $ 6,500    $   805    $ 5,694    $   445
                                  --------   --------   --------   --------


<F1> Operating income in 1998 and 1997 has been affected by restructuring programs, acquired-in process research and development, and other unusual items, as follows:

                                           Operating (Income) / Expense
                                  -----------------------------------------
                                     Three Months            Nine Months
                                  -------------------   -------------------
Segment:                            1998       1997       1998       1997
                                  --------   --------   --------   --------
   Agricultural Products           $  189     $  436     $  189     $  558
   Nutrition & Consumer Products                                        51
   Pharmaceuticals                                          (35)
   Corporate & Other                                         68
                                  --------   --------   --------   --------
Total                              $  189     $  436     $  222     $  609
                                  --------   --------   --------   --------



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
                      Monsanto Company and Subsidiaries
                                 Segment Data
                            (Dollars in millions)
                                   UNAUDITED


                                       Operating Contribution  <F2>
                                  -----------------------------------------
                                     Three Months            Nine Months
                                  -------------------   -------------------
Segment:                            1998       1997       1998       1997
                                  --------   --------   --------   --------
   Agricultural Products           $   67     $  144     $  799     $  837
   Nutrition & Consumer Products       58         47        238        221
   Pharmaceuticals                    139         82        171        163
   Corporate & Other                   (5)       (34)       (87)      (109)
                                  --------   --------   --------   --------
Total                              $  259     $  239     $1,121     $1,112
                                  --------   --------   --------   --------

<F2> Operating contribution is a measure of a segment's cash-based operating profitability. It excludes goodwill amortization and the effects of unusual items from operating income, such as pretax charges for in-process research and development and restructuring.

<F3> Pretax (Income) / Expense related to restructuring programs, acquired in-process research and development and other unusual items were recorded in the Statement of Consolidated Income in the following categories.

                                  Three Months Ended     Nine Months Ended
                                     September  30,        September  30,
                                  -------------------   -------------------
                                    1998       1997       1998       1997
                                  --------   --------   --------   --------
Costs and Expenses:
Cost of Goods Sold                 $          $          $   44     $
Acquired In-Process Research
      and Development                 189        436        189        609
Amortization of Intangible Assets                            24
Restructuring Expense                                       (35)
                                  --------   --------   --------   --------
Operating Income                      189        436        222        609
Other (Income) / Expense - Net                              (20)
                                  --------   --------   --------   --------
Income from Continuing
      Operations Before Taxes      $  189     $  436     $  202     $  609
                                  --------   --------   --------   --------













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
                      Monsanto Company and Subsidiaries
                   Statement of Consolidated Financial Position
                            (Dollars in millions)
                                   UNAUDITED

                                             Sep. 30,   Dec. 31,
                     ASSETS                    1998       1997
                                             --------   --------
Current Assets:
   Cash and cash equivalents                 $   215    $   134
   Receivables                                 3,576      2,515
   Deferred income tax benefit                   302        243
   Inventories                                 1,505      1,374
                                             --------   --------
      Total Current Assets                     5,598      4,266
                                             --------   --------

Net Property, Plant and Equipment              2,729      2,400
Investment in Affiliates                         359        329
Intangible Assets                              3,127      2,837
Other Assets                                   1,053        942
                                             --------   --------
Total Assets                                 $12,866    $10,774
                                             --------   --------

       LIABILITIES AND SHAREOWNERS' EQUITY

Current Liabilities
   Payables and accruals                     $ 2,271    $ 1,813
   Short-term debt                             2,169      1,726
                                             --------   --------
      Total Current Liabilities                4,440      3,539
                                             --------   --------

Long-Term Debt                                 2,506      1,979
Deferred Income Taxes                            100         97
Postretirement Liabilities                       838        735
Other Liabilities                                296        320
Shareowners' Equity                            4,686      4,104
                                             --------   --------

Total Liabilities and Shareowners' Equity    $12,866    $10,774
                                             --------   --------


Working Capital                              $ 1,158    $   727
                                             --------   --------

Debt to Capital Ratio                        50%        47%




                             -oOo-